EXHIBIT 32.1

CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of PRB Energy, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 14, 2007

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Daniel D. Reichel
Daniel D. Reichel
Vice President—Finance
(Principal Financial Officer)